 Exhibit 99.1

Idera Pharmaceuticals Reports First Quarter 2021 Financial Results and Provides Corporate Update

EXTON, PA, April 29, 2021 — Idera Pharmaceuticals, Inc. (“Idera” or the “Company”) (Nasdaq: IDRA) today reported its financial and operational results for the first quarter ended March 31, 2021.

“Despite the disappointing objective response rate (ORR) results from ILLUMINATE-301, our Phase 3 trial in anti-PD-1 refractory advanced melanoma, we continue to explore the potential for tilsotolimod to enhance patients’ immune systems,” stated Vincent Milano, Idera’s Chief Executive Officer. “We are evaluating our next steps regarding continuation of ILLUMINATE-301 toward its overall survival (OS) endpoint. We also continue to enroll and treat patients in ILLUMINATE-206, our Phase 2 study in microsatellite-stable colorectal cancer (MSS-CRC).”

Continued Mr. Milano, “In addition, we are very active in our business development efforts to identify and secure new development- or commercial-stage assets to enhance our portfolio, and we believe that our current cash position is strong.”

ILLUMINATE (tilsotolimod) Clinical Development

ILLUMINATE-301: The Company reported in March 2021 that it did not meet its primary endpoint of ORR from its randomized phase 3 trial of tilsotolimod in combination with ipilimumab versus ipilimumab alone in patients with anti-PD-1 refractory advanced melanoma. Patient status continues to be monitored in follow-up stages of the trial.

ILLUMINATE-206: Enrollment continues in the Company’s Phase 2, open-label, multicohort, multicenter study to test the safety and effectiveness of tilsotolimod in combination with ipilimumab and nivolumab for the treatment of solid tumors, beginning with MSS-CRC.

•	Initial safety run-in of 10 patients, which included ipilimumab at 1 mg/kg every 8 weeks and nivolumab at 3 mg/kg every 2 weeks, showed that the regimen was generally well tolerated.

•	Changes in the study design intended to improve potential outcomes in this patient population include increasing ipilimumab dosing frequency to every 3 weeks and limiting the number of allowed prior lines of treatment to 2.

•	Data from the next 10 patients under the modified study design is anticipated in the fourth quarter of 2021.

Corporate Update Since December 2020

•	In February 2021, the Company entered into a collaboration and option agreement with Scriptr Global, Inc. to research, develop, and potentially commercialize gene therapy candidates for myotonic dystrophy 1 (DM1) and Friedrich’s Ataxia (FA).

•	The Company received $16.3 million in net proceeds from its equity distribution agreement and equity line of credit.

•	Considering the data related to ILLUMINATE-301’s ORR endpoint, in April 2021 the Company initiated a reduction in force that will impact approximately 50% of our workforce by May 31, 2021. The decision was made to better align our workforce to our needs in ongoing tilsotolimod and business development activities.

•	The Company’s Board of Directors (the “Board”) has elected current Board member Michael Dougherty as the Chair of the Board, effective April 28, 2021. He succeeds James Geraghty, who initiated this transition in the interest of Board leadership refreshment after serving as our Board Chair since 2013. Mr. Geraghty is planning to continue to serve as a non-executive director on our Board.

“I want to thank Jim for his tireless leadership over the last 8 years and am looking forward to his continued contributions to our Board,” stated Mr. Milano. “I’m also grateful to have Mike step into this broader leadership role on our Board as we take Idera forward.”

First Quarter Financial Results
Research and development expenses for the three months ended March 31, 2021 totaled $6.9 million, compared to $9.5 million for the same period in 2020. General and administrative expense for the three months ended March 31, 2021 totaled $3.2 million compared to $3.6 million for the same period in 2020. Additionally, during the three months ended March 31, 2021 and 2020, we recorded a $7.0 million and $1.1 million non-cash warrant revaluation gain, respectively, and a $118.8 million and $20.7 million non-cash future tranche right revaluation gain, respectively, related to securities issued in connection with our December 2019 private placement transaction.

As a result of the factors above, net income for the three months ended March 31, 2021 was $115.7 million, compared to net income of $8.8 million for the same period in 2020. Net income applicable to common stockholders for the three months ended March 31, 2021 was $109.6 million, or $2.66 per basic share, compared to net income applicable to common stockholders of $8.2 million, or $0.27 per basic share, for the same period in 2020. On a diluted basis, net loss applicable to common stockholders for the three months ended March 31, 2021 was $10.0 million, or $0.14 per diluted share, compared to net income applicable to common stockholders of $8.0 million, or $0.22 per diluted share, for the same period in 2020. Excluding the non-cash gain of approximately $125.8 million and $21.8 million for the three months ended March 31, 2021 and 2020, respectively, related to the securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders was $10.0 million, or $0.24 per basic and diluted share, and $13.0 million, or $0.43 per basic and diluted share, respectively (calculated based upon the basic weighted-average number of common shares, due to the antidilutive effect of net loss).

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and the Company’s vast experience in developing proprietary immunology platforms, Idera’s lead development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera also continues to focus on the acquisition, development, and ultimate commercialization of drug candidates for both oncology and rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit IderaPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, financial position, funding for continued operations, cash reserves, projected costs, prospects clinical trials and related endpoints, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs; whether topline results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; and the impact of public health crises, including the novel coronavirus (COVID-19) global pandemic. All forward-looking statements included in this release are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Idera Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Operating expenses:
Research and development	$6,871	$9,510
General and administrative	3,156	3,642

Total operating expenses	10,027	13,152

Loss from operations	(10,027)	(13,152)

Other income (expense)
Warrant revaluation gain	6,983	1,101
Future tranche right revaluation gain	118,803	20,711
Other income (expense), net	(21)	157

Net income	$115,738	$8,817

Net income (loss) applicable to common stockholders
— basic	$109,606	$8,178
— diluted	$(10,048)	$7,199

Net income (loss) per common share applicable to common stockholders
— basic	$2.66	$0.27
— diluted	$(0.14)	$0.22

Weighted-average number of common shares used in computing net income (loss) per share applicable to common stockholders
— basic	41,193	30,300
— diluted	70,980	33,010

Idera Pharmaceuticals, Inc.

Balance Sheet Data

(In thousands)

	March 31,	December 31,
	2021	2020
Cash, cash equivalents, and short-term investments	$44,541	$37,728
Other assets	3,467	4,671
Total assets	$48,008	$42,399

Total liabilities	$5,704	$133,571
Total stockholders' equity (deficit)	42,304	(91,172)
Total liabilities and stockholders' equity (deficit)	$48,008	$42,399

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Idera Pharmaceuticals Contacts:

Jill Conwell

Investor Relations &
Corporate Communications

Phone (484) 348-1675

JConwell@IderaPharma.com

John J. Kirby

Chief Financial Officer

Phone (484) 348-1627

JKirby@IderaPharma.com